Exhibit 99.1

Worksport Nano-Grid System Selected for Pilot by Top US Construction Group

Top 25 U.S. Construction and Energy Contractor To Purchase Worksport’s SOLIS Solar Tonneau Cover and COR Portable Energy System for Initial Pilot

West Seneca, New York, June 25, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is pleased to announce a commercial-use pilot project with a leading US construction firm that has a fleet comprising over 1,000 trucks. Under this initial engagement, the construction firm has agreed to purchase units of the Worksport’s SOLIS solar tonneau cover and COR portable energy system to use and evaluate for broader application to their large truck fleet. This marks the Company’s first major collaborative project with a large construction industry stakeholder.

Steven Rossi, CEO of Worksport, commented: “We believe our COR and SOLIS systems will be an excellent fit for large commercial work fleets. We are excited to have a reputed; well-known construction Company purchase test units of our COR & SOLIS system to test within their network. We believe this collaboration underscores Worksport’s underlying excitement for the upcoming product line, set for public release in Fall 2025. We believe this relationship can be meaningful with significant revenue upside opportunities in the future.”

Initial Commercial Project Overview

●	Pilot (Phase I): Customer will receive two purchased sets of the Worksport SOLIS and COR systems. This pilot aims to validate the performance, reliability, and practical benefits of Worksport’s clean-tech solutions in real-world construction environments.

●	Strategic Feedback Loop: Working with the customer’s innovation department, Worksport expects to receive detailed feedback and performance data in real-commercial settings. The construction company may also create and share marketing and media content for Worksport’s use.

●	Future Phases: Upon successful completion of Phase I, Worksport anticipates moving to a larger scale order to implement Worksport’s nano-grid power system for broader use.

Strategic Outlook and Broader Implications

This collaboration not only creates a structured roadmap toward large-scale fleet adoption but also delivers an invaluable real-world industrial use case for Worksport’s COR & SOLIS nano-grid system. Importantly, the customer—recognized as a top-tier builder and engineering firm—serves a wide array of institutional and government clients, including the U.S. Army Corps of Engineers, Department of Homeland Security, U.S. Coast Guard, and General Services Administration (GSA). Their proven track record of delivering complex federal projects opens the door to meaningful exposure with additional future commercial clients. As this pilot progresses, Worksport expects to gain critical performance insights, foster a deeper partnership, and potentially unlock additional opportunities across both private and public sectors.

The Company looks forward to updating shareholders as this relationship evolves and new commercial pathways emerge.

For further information:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

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